UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01. Other Events.

On October 13, 2004, the Barracuda FPSO vessel, P-43, left the Maua-Jurong shipyard in Niteroi, Rio de Janeiro State, for sea trials and final inspections before sailing to the deepwater oil and gas field of the Campos Basin, which is located 160 kilometers east of Macae, northeast of Rio de Janeiro. Upon arrival at its installation site in the Campos Basin, the Barracuda FPSO vessel will be moored and hook-up and offshore commissioning will commence.

The Caratinga FPSO, P-48, is being converted in the BRASFELS shipyard in Angara dos Reis, Brazil. It is scheduled to sail to its installation site in the Campos Basin in December 2004.

Halliburton also announced today that its KBR subsidiary has reached a revised agreement in principle with Petrobras, as Construction Manager for the project company, that will resolve outstanding issues regarding the Barracuda-Caratinga project. This agreement in principle cancels and replaces the previous non-binding agreement reached with Petrobras in April 2004. The revised agreement in principle, which is subject to project lender approval and final agreement, will settle outstanding claims and extend project deadlines.

If the parties are unable to reach final agreement, then Halliburton will pursue arbitration of its claims.  The agreement in principle contemplates amending the existing agreements and releasing both parties from all existing claims.

Item 7.01. Regulation FD Disclosure.

On October 13, 2004 registrant issued a press release entitled “Halliburton Announces Major Milestone Toward Completion of Barracuda-Caratinga Project in Brazil.”

The text of the press release is as follows:

HALLIBURTON ANNOUNCES MAJOR MILESTONE TOWARD COMPLETION OF BARRACUDA-CARATINGA PROJECT IN BRAZIL

-- Company also signs revised agreement in principle with
Petrobras to resolve outstanding issues -

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that its KBR subsidiary and Petrobras have achieved a significant milestone in the development of the Barracuda and Caratinga offshore fields in Brazil, as the first of the two oil tankers converted into Floating Production, Storage and Offloading (FPSO) vessels began its journey today, Wednesday, October 13, to the field in the Campos Basin.
     The Barracuda FPSO vessel, P-43, has left the quay at the Maua-Jurong shipyard in Niteroi, Rio de Janeiro State, for sea trials and final inspections before sailing to the deepwater oil and gas field of the Campos Basin, which is located 160 kilometers east of Macae, northeast of Rio de Janeiro. Upon arrival at its installation site in the Campos Basin, the Barracuda FPSO vessel will be moored and hook-up and offshore commissioning will commence, with the first oil production expected in early November.
     "We are proud to be part of this landmark project in South America, which represents one of the largest offshore engineering, procurement, installation and construction projects ever undertaken by a single contractor," said Andy Lane, president and CEO of KBR, Halliburton's Engineering and Construction group. "Halliburton is a company dedicated to sustainable development, and the Barracuda-Caratinga project has resulted in the creation of more than 8,000 new jobs in the State of Rio de Janeiro. We take great pride in the fact that we contributed to the transformation and rebirth of the offshore and marine industry in Brazil."
     The Barracuda-Caratinga project includes the sister field development Caratinga. The Caratinga FPSO, P-48, is being converted in the BRASFELS shipyard in Angra dos Reis, Brazil, and is one of the first FPSO’s to be built solely in Brazil. It is scheduled to sail to its installation site in the Campos Basin in December 2004 and begin oil production in January 2005.  Together, the Barracuda and Caratinga fields cover an area of 493 km(2) in the Campos Basin, in 800 and 1035 meters of water respectively.  The fields will produce close to 300,000 barrels of oil per day, approximately 20 percent of the current output from this offshore region. Each vessel will also be able to store approximately two million barrels of oil.
     Halliburton also announced today that its KBR subsidiary has reached a revised agreement in principle with Petrobras, as Construction Manager for the project company, that will resolve outstanding issues regarding the Barracuda-Caratinga project. This agreement in principle cancels and replaces the previous non-binding agreement reached with Petrobras in April 2004. The revised agreement in principle, which is subject to project lender approval and final agreement, will settle outstanding claims and extend project deadlines.
     If the parties are unable to reach final agreement, then Halliburton will pursue arbitration of its claim.  The agreement in principle contemplates amending the existing agreements and releasing both parties from all existing claims.

Barracuda-Caratinga Project Background:
The Barracuda FPSO conversion from an oil trading tanker began at the Jurong shipyard in Singapore. In July 2003, the Barracuda vessel departed Singapore and arrived in Rio de Janeiro in October 2003. Barracuda’s transformation includes:

·         More than 12,000 tons of steel have been incorporated into the vessel

·         16,000 tons of topsides have been installed on the deck

·         300 kilometers of cable have been installed

·         More than 600 items of major equipment and 10,000 valves have been installed in the vessel and topsides

·         For both Barracuda and Caratinga, in excess of 100,000 engineering documents have been issued.

The topside modules for both the Barracuda and Caratinga FPSOs were built at four refurbished sites in Niteroi, Rio de Janeiro State. Each FPSO has twelve modules, which contain the main process and utility systems. A total of eight power generators and six gas compressors will be employed on the two FPSOs, with each vessel generating 92 megawatts of power.

     In addition to transforming the two tankers into FPSOs to prepare them for 20 years of reliable high volume oil and gas production, Halliburton has installed over 400 kilometers of flexible subsea pipelines in water depths up to 1,300 meters.  Petrobras, acting as a Halliburton subcontractor, has successfully drilled and completed 54 wells for both fields (Barracuda: 34 wells and Caratinga: 20 wells), and has had as many as six drilling rigs operating in the fields at the same time.  The project wells were drilled within the budget of approximately $1 billion USD, on schedule and with the expected productivity and injectivity rates.
     KBR was awarded the $2.5 billion contract by Barracuda & Caratinga Leasing Company (BCLC) on a full engineering, procurement, installation and construction (EPIC) basis, including construction of 54 wells, fabrication and installation of flowlines and risers, construction and installation of the two FPSOs, and the commissioning, start-up and operations support for both fields. All project management services have been executed from KBR’s project office in Rio de Janeiro.
     KBR is a global engineering, construction, technology and services company.  Whether designing an LNG facility, serving as a defense industry contractor, or providing small capital construction, KBR delivers world-class service and performance. KBR employs 83,000 people in 43 countries around the world.
     Currently celebrating its 85th anniversary, Halliburton is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: October 14, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary